Rollins Inc. Confidential 1/1/2024 General Counsel and Corporate Secretary Executive Incentive Compensation Plan – 2024 FOR: Elizabeth Chandler The elements of the plan are as follows: 1. PROFIT TO PLAN The Profit to Plan element will be paid according to the following scale up to a maximum of 45% of your annual salary: Profit to Plan Annual % of Bonus Potential Above 105.0% 125.0% 104.0% - 104.99% 120.0% 103.0% - 103.99% 115.0% 102.0% - 102.99% 110.0% 101.0% - 101.99% 105.0% 100.0% - 100.99% 100.0% 99.0% - 99.99% 95.0% 98.0% - 98.99% 90.0% 97.0% - 97.99% 85.0% 96.0% - 96.99% 80.0% 95.0% - 95.99% 75.0% Below 95% 0.0% 2. REVENUE GROWTH TO PLAN The Revenue Growth to Plan element will be paid according to the following scale up to a maximum of 30% of your annual salary: Revenue Growth to Plan Annual % of Bonus Potential Above 105.0% 125.0% 104.0% - 104.99% 120.0% 103.0% - 103.99% 115.0% 102.0% - 102.99% 110.0% 101.0% - 101.99% 105.0% 100.0% - 100.99% 100.0% 99.0% - 99.99% 95.0% 98.0% - 98.99% 90.0% 97.0% - 97.99% 85.0% 96.0% - 96.99% 80.0% 95.0% - 95.99% 75.0% Below 95% 0.0%

Glossary of Terms and Conditions Rollins, Inc. 2024 Executive Bonus Plan I. General Plan Qualifiers and Provisions A. The plan year for this bonus is January 1, 2024 to December 31, 2024. B. Your bonus plan is subject to change each year. C. Your bonus will be calculated using your actual current base salary as of December 31, 2024. D. Your eligibility for a bonus and the amount due will be determined solely by the Compensation Committee of the Company’s Board of Directors, in its discretion. E. Bonus payments will be made in one lump sum no later than March 15, 2025, minus applicable state and federal taxes. Other deductions may apply, e.g., 401(K) deductions, etc. F. You must be employed in the same position on December 31, 2024 to be eligible for a bonus, except as described below in (H.) G. You will not receive a bonus if for any reason you are in a position on December 31, 2024 that is not eligible for a bonus or if you are not actively employed in a bonus-eligible position by the Company or a Company subsidiary on the date that the bonus is paid. H. If you are promoted or transferred during the plan year from one bonus-eligible position to another bonus-eligible position, the bonus components common to both plans carry over to the new position. Plan components unique to the original bonus-eligible position will be paid based on time spent in that position, and plan components unique to the new bonus- eligible position will be paid based on time spent in that position. I. If you are hired into a bonus-eligible position during the year, or if you are promoted during the plan year from a position that is ineligible for a bonus into a bonus-eligible position, you will be eligible for a pro-rated bonus, based on time spent in the bonus-eligible position. J. If you are transferred during the plan year from a bonus-eligible position to a position that is not bonus-eligible, you will be eligible for a pro-rated bonus based on time spent in the bonus-eligible position. K. Notwithstanding any other provision hereof, if the Human Capital Management and Compensation Committee determines, in its sole discretion, that you have at any time falsified Company documents or violated Company policy, or that you had knowledge of such actions by employees under your direction and did not take corrective actions, you will not be entitled to receive any bonus hereunder. L. If any bonus amount was paid as a result of misrepresented or inaccurate performance results or metrics, the Human Capital Management and Compensation Committee expressly reserves the discretionary right to recoup those erroneous bonus overpayments immediately from any future wages and compensation, subject to all applicable local, state and federal laws pertaining thereto, or require repayment of some or all of the erroneous bonus compensation paid.

M. Any disputes over your bonus will be resolved by the Human Capital Management and Compensation Committee, in its sole discretion. N. The Human Capital Management and Compensation Committee reserves the right, in its sole discretion, to reward outstanding performance in unique situations by awarding an employee a bonus outside the terms of the 2024 Executive Bonus Plan. O. The performance results for purposes of the 2024 Executive Bonus Plan from which the bonus is determined may be subject to adjustments as recommended by the Executive Chairman or President and Chief Executive Officer and approved by the Human Capital Management and Compensation Committee, in its sole discretion, for the year 2024. Final performance results and bonus calculations under the 2024 Executive Bonus Plan are subject to change based on approved adjustments to Plan, as determined by the Human Capital Management and Compensation Committee, in its sole discretion. P. If a significant business or product line acquisition or sale is consummated by the Company, or if the Company should incur or recognize unusual or exceptional charges or revenue, during the year 2024, then the bonus calculations hereunder may be adjusted to include or exclude, as appropriate, the revenues, pre-tax profit and/or other key operating measures of such acquisition or sale, or to exclude or adjust for such unusual or exceptional items, to the extent and in such amounts as the Human Capital Management and Compensation Committee, in its sole discretion, shall determine. II. Plan Components A. General Provisions The 2024 Executive Bonus Plan divides bonus opportunity into two components: revenue to plan and pre-tax profit plan achievement. No bonus will be paid under any component if Rollins Inc.’s pre-tax profit does not result in a profit improvement in 2024, as compared to 2023. A pro-rata calculation will be made for actual results that are between the levels on the scales contained in your bonus plan, calculated to the tenths decimal place value. B. Revenue to Plan Component If Rollins Inc.’s combined revenue increase for 2024 over 2023 meets or exceeds 95% of the Company’s plan for 2024, you will receive a bonus based on a scale up to the maximum allowable percentage of salary under your bonus plan for this component. C. Pre-Tax Profit Plan Achievement Component If Rollins Inc.’s pre-tax profit for 2024 meets or exceeds 95% of the Company’s plan for 2024, you will receive a bonus based on a scale up to the maximum allowable percentage of salary under your bonus plan for this component. ACKNOWLEDGMENT I have received and read a copy of my Executive Incentive Compensation Plan for 2024 with accompanying Glossary of Terms and Conditions. I understand that participation in this Plan should in no way be construed as a contract or promise of employment and/or compensation. Employment is at-will, and therefore employment and compensation can terminate, with or without cause and with or without notice, at any time at the option of the

Company or employee. I also understand that my Executive Incentive Compensation Plan will be subject to review, and is likely to change next year, and that all awards of bonuses under the 2024 Executive Compensation Plan are made in the sole discretion of the Human Capital Management and Compensation Committee. ________________________________________ ___________ Plan Participant Date